EXHIBIT 10.2

Assessor’s Parcel Nos.  _____________

Recorded at the request of
and when recorded return to:

Wolfpack Gold Corp.
c/o Erwin & Thompson LLP
241 Ridge Street, Suite 210
Reno, Nevada 89501

The undersigned assures that this document
does not contain the personal information of
any person.

Deed of Trust, Security Agreement,
Assignment of Leases and Rents and
Fixture Filing to Secure Promissory Note

This Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing to Secure Promissory Note ("Deed of Trust") is made effective March 14, 2014 (the "effective date"), by and among Timberline Resources Corporation, a Delaware corporation (“Trustor”), Stewart Title of Nevada Holdings, Inc., a Nevada corporation (“Trustee”), and Wolfpack Gold Corp., a corporation organized under the laws of British Columbia (“Beneficiary”).

Recitals

A.           Beneficiary has agreed to loan to Trustor and Trustor has agreed to borrow and repay the principal amount of up to One Million Dollars ($1,000,000.00) United States currency, as represented by the Promissory Note (the “Note”) made by Trustor to Beneficiary dated the date of this Deed of Trust.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note.

B.           Pursuant to the Note Trustor agreed to execute and deliver this Deed of Trust to secure payment and performance of Trustor’s obligations under the Note. This Deed of Trust is intended to provide the Beneficiary with the liens and security interests as required by the terms the Note. The defined terms in the Note shall have the same meaning as used in this Deed of Trust, except where this Deed of Trust otherwise specifically defines such terms.

THIS DEED OF TRUST IS GOVERNED BY THE PROVISIONS OF NRS 106.300 TO 106.400, INCLUSIVE, AND SECURES FUTURE

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ADVANCES TO A MAXIMUM PRINCIPAL AMOUNT OF ONE MILLION DOLLARS ($1,000,000.00).

THIS DEED OF TRUST COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL ESTATE DESCRIBED IN THIS DEED OF TRUST AND ALSO COVERS MINERALS OR THE LIKE TO BE FINANCED AT THE MINEHEAD OF THE MINE OR MINES LOCATED ON THE REAL ESTATE DESCRIBED IN THIS DEED OF TRUST.  THIS DEED OF TRUST IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS, AMONG OTHER THINGS, A FINANCING STATEMENT AND A FIXTURE FILING.

In consideration of the mutual promises contained in the Note, this Deed of Trust, the other Transaction Documents (as defined below) to which Trustor is a party, the debts and trusts described in this Deed of Trust and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and for the purpose of securing, in such order of priority as Beneficiary may determine, (i) the performance of each and every covenant and agreement of Trustor contained in the Note, in this Deed of Trust, in any other security or pledge agreement, supplemental agreement, or assignment, and in any other instrument or document executed by Trustor in connection with any indebtedness secured by such instruments or documents, as the same may be amended, modified or supplemented from time to time (collectively the “Transaction Documents”) ; and (ii) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms of this Deed of Trust or to protect the security, together with interest (collectively the “Obligations”), Trustor, in consideration of the obligations and rights of the parties, and for the purposes described in this Deed of Trust, agrees with the Trustee and Beneficiary as follows:

1.           Grant of Security.  Subject to the terms and conditions of this Deed of Trust, Trustor irrevocably assigns, bargains, confirms, conveys, grants, sells and transfers to Trustee in trust, with power of sale, and grants a security interest to the Beneficiary in, all of Trustor’s right title and interest in and to the following collateral more specifically described as follows:

1.1           The real property, including any after-acquired fixtures and improvements, and all of Trustor’s present or after-acquired right, title and interest in and to those fee lands, patented mining claims and unpatented mining claims described in Exhibit A attached to and by this reference made part of this Deed of Trust, and such unpatented mining claims and any amended, relocated, renewal or replacement unpatented mining claims covering lands within any such claim (collectively the “Claims”), together with all of the gold, silver, copper and other minerals, ore, concentrates, dore bar and refined metals in, on or under such Claims (collectively the “Minerals”) whether or not severed or extracted from such property (the real property, the Claims and the Minerals are collectively referred to in this Deed of Trust as the “Land”).

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1.2           Together with (i) all the buildings, structures and improvements of every nature now or later situated on the Land, and (ii) all fixtures now or later owned or leased by Trustor or in which Trustor has any interest, and all extensions, additions, accessions, improvements, betterment, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Trustor in and to any such fixtures subject to any permitted lien, security interest or claim, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered (the "Improvements").

1.3           Together with all easements, rights-of-way, water rights (including, without limitation, the water rights and applications for water rights described in Exhibit A), if any, and powers, and all appurtenances, in any way belonging, relating or appertaining to any of the property described in Sections 1.1 and 1.2 or which shall in any way belong, relate or be appurtenant to the Land or the Improvements, whether now owned or later acquired by Trustor.

1.4           Together with all the estate, right, title and interest of Trustor in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of all or any part of the property described in Sections 1.1, 1.2 and 1.3 under power of eminent domain, or for any damage (whether caused by such taking or otherwise) to all or any part of the property described in Sections 1.1, 1.2 and 1.3 or to any rights appurtenant, and all proceeds of any sales or other dispositions of all or any part of the property described in Sections 1.1, 1.2 and 1.3 (provided that the foregoing shall not be deemed to permit such dispositions except as provided in this Deed of Trust); and  after the occurrence and during the continuance of an Event of Default, Beneficiary is authorized to collect and receive said awards and proceeds and to give proper receipts and accountings for them, and (if it so elects) to apply the same toward the payment of the indebtedness and other sums secured and all accounts, contract rights, general intangibles, actions and insurance proceeds and unearned premiums arising from or relating to the property described in Sections 1.1, 1.2 and 1.3 and all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described in Sections 1.1, 1.2 and 1.3.

1.5           Together with all rents, income, maintenance fees, and other benefits to which Trustor may now or later be entitled from the property described in Sections 1.1, 1.2 and 1.3, to be applied against the indebtedness and other secured sums provided, however, that permission is given to Trustor, so long as no Event of Default has occurred, to collect and use such rents, income, maintenance fees and other benefits as they become due and payable, but not in advance. Upon the occurrence of any such Event of Default, the permission given to Trustor to collect such rents, income, maintenance fees and other benefits from the property described in Sections 1.1, 1.2 and 1.3 shall automatically

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terminate and such permission shall not be reinstated upon a cure of such Event of Default without Beneficiary's specific written consent.

Notwithstanding anything to the contrary contained in this Deed of Trust, the foregoing provisions shall constitute an absolute, unconditional and present assignment of the rents, income and other benefits from the property described in Sections 1.1, 1.2 and 1.3 above, to Beneficiary, subject, however, to the limited license given to Trustor to collect and use such rents, income and other benefits as provided in this Section 1.5; and the existence or exercise of such right by Trustor shall not operate to subordinate this assignment to any subsequent assignment by Trustor which shall not be made without the prior written approval of Beneficiary and the exercise of such right shall be subject to the rights of the Trustee and Beneficiary;

1.6           Together with all right, title and interest of Trustor in and to all leases and subleases relating to or affecting all or any part of the property described in Sections 1.1, 1.2 and 1.3, now or later existing or entered into during the term of this Deed of Trust (collectively the “Leases”), including any extensions or renewals, and any and all deposits held as security under such leases and subleases, advance rentals and other deposits or payments of a similar nature, reserving unto Trustor the right to collect and use the same as well as any other statutory rights Trustor may have, except during continuance of an Event of Default, during which time Beneficiary may collect and enforce the same by any lawful means in the name of any party; provided that, in case of foreclosure sale, Trustor's interest in any such leases and subleases then in force shall, upon expiration of Trustor's rights, pass to the purchaser at such sale, subject to election by said purchaser to terminate or enforce any of such leases or subleases.  The existing Leases subject to this Deed of Trust are described in Exhibit A.

1.7           All of Trustor’s present or after acquired right, title and interest in and to the surface or subsurface equipment, machinery, motor vehicles and other rolling stock, facilities, fixtures (as defined in accordance with applicable law) and structures, supplies, inventory and other chattels and personal property now or hereafter located in, on or under, affixed to or installed on the Lands or the Improvements or used or purchased for use by Trustor solely in connection with the locating, mining, production, storage and transportation, treatment, manufacture or sale of Minerals or the use or operation of the items listed above, on the Land or the Improvements.

1.8           All of the accounts, contract rights (including, without limitation, all of Trustor’s interest in and rights under the agreements described in Exhibit A, as well as any other present or future access, joint venture, mining, operating or other agreement relating to the development or operation of the Land) and general intangibles (including, without limitation, the interest of Trustor in any company, limited liability company, joint venture,  partnership or any other entity formed for the purpose of developing or operating any part of the Land), rental approvals, consents, licenses and permits (to the extent a security interest

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may be granted in them) now or after the effective date arising from, used in connection with or relating to the locating, mining, production and storage, transportation, treatment, manufacture or sale of Minerals or for the use or operation of the Land or the Improvements.

1.9           Together with any and all further or greater estate, right, title, interest, claim and demand whatsoever of Trustor, whether now owned or later acquired in or to any of the property described in Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7 and 1.8 above.

1.10           Together with Trustor's rights to further encumber the property described in Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8 and 1.9 above for debt.

1.11           All of Trustor's claims, demands and causes of action, whether accrued before or after the effective date, for damage to the Land or the Improvements, arising from the ownership of the Land or the Improvements or the construction of improvements on the Land or the Improvements, are assigned to Beneficiary, including, but not limited to those (1) in connection with the transaction financed in whole or in part by the funds loaned to Trustor by Beneficiary; (2) against former owners of the Land or the Improvements; (3) against owners of the adjoining property; (4) against suppliers of labor, materials or services to the Land or the Improvements; (5) arising in tort or contract; and (6) for fraud or concealment of a material fact; the proceeds of any such claim, demand or cause of action shall be paid to Beneficiary who, after deducting from such payment all its expenses, including reasonable attorney's fees and costs, may apply such proceeds to the secured sums or to any deficiency under this Deed of Trust or may release any moneys so received by it to Trustor as Beneficiary may elect.  After such occurrence or determination, Beneficiary, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such claim, demand or cause of action and may make any compromise or settlement of any such claim, demand or cause of action.

All of the property and rights described in Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10 and 1.11 above, and each item of property described in those sections, collectively are referred to in this Deed of Trust as the "Property."

       Notwithstanding anything herein to the contrary, the definition of “Property” above shall not include and in no event shall the security interests granted under this Deed of Trust attach to any lease, license, account, general intangible, instrument, permit, document, contract or agreement to which Trustor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in a violation of laws or a breach or termination pursuant to the terms of, or a default under, any such property rights or agreement (other than to the extent that any such term or any such applicable law would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable laws or principles of equity); provided, however, that such security interest shall attach immediately at such time as such security

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interest no longer constitutes or results in such a breach, termination or default and to the extent severable, shall attach immediately to any portion of such property rights or agreement that does not result in any breach, termination or default.

2.           Performance of the Transaction Documents.  Trustor shall fully perform, observe and comply with all provisions of the Note, this Deed of Trust and the other Transaction Documents to which Trustor is a party.  Trustor will promptly pay to Beneficiary all of the obligations required to be paid by Trustor under the Note, this Deed of Trust and the other Transaction Documents when such payments shall become due.  All sums payable by Trustor shall be payable in immediately available funds.

3.           Trustor’s Covenants, Representations and Warranties.  Trustor makes the following, covenants, representations and warrants:

3.1           Title.

3.1.1           Title to Unpatented Mining Claims. Regarding the unpatented mining claims which constitute all or a portion of the Claims, to Trustor’s actual knowledge: (a) during the time period that Trustor has held or had control of the Claims, all federal annual unpatented claim maintenance and rental fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the Claims through the assessment year ending on September 1, 2014, have been paid properly and timely; (b) such Claims are in good standing; (c) the Trustor has good title to and owns the entire undivided legal and equitable interest in the Claims designated on Exhibit A as “Owned Claims” and has a valid and subsisting leasehold interest in the Claims designated on Exhibit A as “Leased Claims”, subject to Permitted Liens, the paramount title of the United States of America, other matters of title disclosed in this Agreement, and the rights of third parties to the lands within such Claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955; (d) Trustor has good right and full power to assign, convey, mortgage, pledge, sell and transfer Trustor’s interest in the Claims; and (e) the Claims are free and clear of all Liens, except Permitted Liens.  Trustor represents that each Lease of Claims to which Trustor is a party is in full force and effect and Trustor is not aware of any act or omission, nor has Trustor received notice from any third party of any act or omission, which would constitute a breach, default or violation of any such Lease.  Trustor expressly disclaims any representation or warranty concerning the existence or proof of a discovery of locatable minerals on or with respect to any of the unpatented mining claims described in Exhibit A.

3.1.2           Title to Fee Lands and Patented Mining Claims.  Regarding the fee lands and patented mining claims which constitute all or a portion of the Property, Trustor represents and warrants that:

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(a)           Trustor holds and owns good and marketable title to, or a valid leasehold interest in and to, the fee lands and patented mining claims which constitute part of the Property, subject to the Permitted Liens;

(b)           Trustor has good right and power to assign, convey, grant and transfer Trustor’s interest in the fee lands and patented mining claims; and

(c)           The fee lands and patented mining claims are free and clear of all claims, encumbrances, liens, royalties and other security interests, except the Permitted Liens.

3.1.3           Leases.  Trustor represents that the Leases are fully effective and in good standing and that Trustor is not aware of and has not received notice of any act or omission which would constitute a material default under the Leases.  Trustor has good right and full power to assign, convey, grant and to transfer Trustor’s interest in the Leases described in this Deed of Trust.

3.1.4           Permitted Liens.  For purposes of this Deed of Trust, “Permitted Liens” mean (a) liens for taxes not yet due and payable or are being contested in good faith, (b) survey exceptions, easements, rights of way and restrictions, zoning ordinances and other similar encumbrances affecting the Property and which do not unreasonably restrict the use thereof, (c) all conditions, terms, exceptions, restrictions, obligations, easements, charges, rights-of-way and encumbrances which are set forth in any lease or contract listed on Exhibit B, including any and all rights of lessors in any Leased Claims, (d) rights reserved to or vested in any governmental entity to control or regulate any interest in the Property as imposed by applicable law, and (e) any other lien or encumbrance that does not materially impair the current use and enjoyment of the applicable Property and does not have a material adverse effect on the business and operations of such Property.

3.2           No Conflict.  Trustor covenants, represents and warrants that:  (a) Trustor’s execution and delivery of this Deed of Trust will not conflict with or result in a breach of or default under any of the terms, conditions or provisions of any agreement, contract, lease, license, option or other instrument to which Trustor is a party; (b) there are no actions, claims, litigation, proceedings or suits pending or threatened against Trustor or any part of the Property which, if continued, could adversely affect Trustor’s ability to perform Trustor’s obligations under this Deed of Trust; and (c) Trustor has not previously assigned, conveyed, encumbered, granted, subleased or otherwise transferred any of its interest in the Property.

3.3           Maintenance of Property.  To the extent required by applicable law, beginning with the annual assessment work period of September 1, 2014, to September 1, 2015, and for each annual assessment work year commencing during the term of this Deed of Trust, Trustor shall perform for the benefit of the unpatented mining claims which

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constitute all or part of the Claims work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements, if any, of all applicable federal, state and local laws, regulations and ordinances, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and file such evidence in the appropriate federal, state and local office as required by applicable federal, state and local laws, regulations and ordinances.  If under applicable federal, state or local laws and regulations annual mining claim maintenance or rental fees are required to be paid for the unpatented mining claims which constitute all or part of the Claims, beginning with the annual assessment work year of September 1, 2014, to September 1, 2015, Trustor shall timely and properly pay the annual mining claim maintenance or rental fees and state mining claim fees, if any, and shall execute and record or file, as applicable, proof of payment of the annual mining claim maintenance or rental fees and of Trustor’s intention to hold the unpatented mining claims which constitute all or part of the Claims.  Trustor shall pay such fees and complete such filings and recordings as are required under applicable federal, state and local laws not less than forty-five (45) days before the time required for completion of such acts, and shall deliver to Beneficiary proof of performance of such acts not less than thirty (30) days before the time required for performance of such acts.

Trustor shall timely pay all rents, minimum payments, royalty payments and other periodic payments payable under the Leases and shall perform all of the obligations of the lessees under the Leases.

3.4           Amendment and Relocation of Unpatented Mining Claims.  Except as provided in this Deed of Trust or the Note, Trustor shall not abandon or surrender any unpatented mining claim included in the Claims without the Beneficiary’s advance written consent.  Trustor may abandon or surrender any unpatented mining claim included in the Claims in the ordinary course of Trustor’s conduct of its operations on the Property, provided that such abandonment is done in accordance with any applicable leases or agreements relating to the Claims and that Trustor delivers to Beneficiary thirty (30) days’ advance written notice of its intent to abandon or surrender the unpatented mining claim.  If Beneficiary, acting reasonably, determines that Trustor should maintain the good standing and ownership of the unpatented mining claim, Trustor shall do so in accordance with the terms of this Deed of Trust.  If Beneficiary authorizes Trustor to abandon or surrender the unpatented mining claim, Trustor and Beneficiary shall execute, and Trustor shall cause to be recorded, an amendment of this Deed of Trust to reflect that the abandoned or surrendered unpatented mining claim is no longer subject to this Deed of Trust.  Trustor shall have the right to amend or relocate any of the unpatented mining claims and millsites which constitute part of the Claims or to locate any additional unpatented mining claims or millsites which are intended to correct, supersede or otherwise take the place of the unpatented mining claims which constitute all or part of the Claims and to acquire or locate other unpatented mining claims or millsites on the land embraced in the Property.  In such event, all such unpatented mining claims and millsites shall automatically be brought within

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the terms and provisions of this Deed of Trust, to the extent permitted by applicable law, and Trustor shall execute and deliver any instrument which the Beneficiary reasonably requires to evidence the inclusion of such unpatented mining claims and millsites within the coverage of this Deed of Trust.

3.5           Maintenance of Lien.  Trustor will maintain and preserve the lien of this Deed of Trust until the Obligations have been paid in full.

3.6           Trustor’s Solvency.  Trustor is now able to meet its debts as they mature, the fair market value of its assets exceeds it liabilities and no bankruptcy or insolvency proceedings are pending or contemplated by or against Trustor.

3.7           Binding Obligations.  This Deed of Trust is a valid and binding obligation, enforceable in accordance with its terms and Trustor’s execution and delivery and performance of it does not contravene any contract or agreement to which Trustor is a party or by which Trustor is bound and do not contravene any law, order, decree, rule or regulation to which  Trustor is subject.

3.8           No Pending Actions.  Except as disclosed in in this Deed of Trust or in the Note, there are no actions, suits or proceedings pending, or to the actual knowledge of Trustor threatened which have or may have a material adverse effect on the Property or Trustor's ownership interest in the Property or Trustor's right to conduct operations on the Property.

3.9           Compliance With Environmental Laws.  Except as allowed by law, since Trustor's taking of possession of the Property, the Property has not and does not, and during the term during which this Deed of Trust remains an encumbrance upon the Property, will not contain any chemical or other substance that is prohibited, limited or regulated by law, or that might pose a hazard to health or safety (including, but not limited to, asbestos, asbestos - containing materials, radon gas, urea formaldehyde foam insulation and polychlorinated biphenyls; or any other substance deemed to be a "hazardous material", "toxic substance", "hazardous substance", "hazardous waste" or "solid waste") (collectively "Hazardous Substances"), by the United States Environmental Protection Agency or in the Resource Conservation and Recovery Act of 1976, 42 US § 6901, et seq., ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 US  § 9601, et seq., ("CERCLA"), the Hazardous Materials Transportation Act, 49 US § 1801 et seq., the Clean Air Act, 42 USC § 7401, et seq., the Clean Water Act, 33 USC § 1251, et seq., the Safe Drinking Water Act, 21 USC § 349 and 42 USC § 201 and § 300(f), et seq., the National Environmental Policy Act of 1969, 42 USC § 4321, the Superfund Amendment and Reauthorization Act of 1986 (codified in various sections of 10 USC, 29 USC, 33 USC and 42 USC), and Title III of the Superfund Amendment and Reauthorization Act, 40 USC § 1101, et seq, Nevada Revised Statutes Chapter 40 and Chapter 459, or any and all

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 regulations promulgated under any such law, or any and all similar or successor laws (collectively "Environmental Laws").

3.10           Indemnification.  Trustor shall defend (at administrative, trial and appellate levels, and with attorneys and consultants and experts acceptable to Trustee and Beneficiary), indemnify and hold harmless Beneficiary, and Beneficiary's successors, assigns, agents, directors, employees and officers of and from any and all liability of any kind for any claims, actions or damages, including court costs and attorney's fees, in any way arising from or relating to Trustor's performance or breach of its obligations under this Section 3, including, without limitation, those in any way arising from or relating to:  (a) the release or threat of release of any Hazardous Substances, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within Trustor’s control; (b) violation of any Environmental Laws relating to or affecting the Property or Trustor, whether or not caused by or within Trustor’s control; (c) the violation of any Environmental Laws in connection with other real property of Trustor which gives or may give rise to any rights whatever in any party with respect to the Property by virtue of any Environmental Laws; (d) the enforcement of this Section 3, including, without limitation, the costs of assessment, containment or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the costs of any actions taken in response to a release or threat of release of any Hazardous Substances, in or under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten to damage or injure present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding area.

3.11           Absence of Hazardous Substances.  Except as allowed by law, since Trustor's taking of possession of the Property, the Property has not been, and during the term this Deed of Trust remains an encumbrance on the Property, will not be used for the generation, treatment, storage, handling or disposal of any Hazardous Substances, and, to Trustor’s actual knowledge, except as allowed by law there have been no releases of Hazardous Substances at, upon, under or within, or past or ongoing migration from neighboring lands to the Property.  Trustor shall defend, indemnify and hold harmless Beneficiary, and Beneficiary's successors and assigns, of and from any and all liability of any kind for any claims, actions or damages, including court costs and attorney's fees, in any way arising from or relating to Trustor's performance or breach of its obligations under this Section.

3.12           Absence of Notice of Hazardous Substances.  Except as disclosed by Trustor to Beneficiary, since Trustor's taking of possession of the Property, Trustor has not received any notice from any governmental authority or from any tenant or other occupant or from any other person with respect to any release of Hazardous Substances in violation of applicable law, at, upon, under or within the Property.

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3.13           Conduct of Operations. Trustor shall cause all mining and milling operations to be done in accordance with usual mining industry practices and standards, permit the Trustee or the Beneficiary, through its agents and employees, at the Trustee’s expense, to enter on the Property for the purpose of investigating and inspecting the condition, operation and use of the Property, provided, however, that the Trustee or Beneficiary shall conduct such investigations and inspections in a manner so as to minimize the disruption of Trustor’s operations on the Property and in accordance with and subject to the terms and conditions of Section 8.3 of this Deed of Trust.  The Property and any activities conducted at, upon, under or within the Property during the term during which this Deed of Trust remains an encumbrance on the Property will not violate any Environmental Law in any material respects, and Trustor will not engage in or permit any such activity that could lead to the imposition of material liability on Trustor or any liability whatsoever on Beneficiary under any Environmental Law.

3.14           Notice of Environmental Matters.  Trustor shall immediately notify Beneficiary of any material breach of any representation, covenant or warranty contained in this Deed of Trust pertaining to Environmental Laws and of the receipt of any knowledge or notice pertaining to any Hazardous Substance, or the release or threatened release of any Hazardous Substance in violation of applicable law or Environmental Laws from any governmental authority or any other source or person relating in any manner to the Property.  At such notification, Beneficiary, at its election without regard to whether an Event of Default has occurred and in consultation with Trustor, may obtain an environmental assessment of the affected Property prepared by a qualified consultant or expert approved by Beneficiary which evaluates or confirms whether any Hazardous Substances are present in the soil or water at or adjacent to the Property or whether Trustor’s operation and use of the Property complies in all material respects with all applicable Environmental Laws.  All such environmental assessments shall be at the reasonable cost and expense of Trustor.

3.15           Statutory Covenants.  The following covenants in NRS 107.030 are adopted and incorporated by reference in this Deed of Trust:  No. 1, No. 2 (in the amount prescribed in this Deed of Trust), No. 3, No. 4 (at the rate prescribed in the Note); No. 5, No. 6, No. 7 (in an amount determined in accordance with the terms of this Deed of Trust), No. 8 and No. 9.

3.16           Further Assurances.  Trustor shall do further acts and execute any further documents reasonably requested by Beneficiary to better assure, convey, assign or transfer to Trustee or Beneficiary, as applicable, the Property and rights conveyed under this Deed of Trust, or intended to be, or for carrying out the intent and performance of this Deed of Trust. On Beneficiary's reasonable request, Trustor shall promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment of any such instruments, and will execute, acknowledge and deliver such further instruments and do such further acts as may be reasonably necessary or as may be reasonably requested by Trustee or Beneficiary to carry out more effectively the purposes

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of this Deed of Trust, to subject to the lien and security interests created under this Deed of Trust any of Trustor's properties, rights or interests covered or intended to be covered by this Deed of Trust, and to perfect and maintain Beneficiary's lien and security interest.

3.17           Survival of Representations and Warranties.  All representations, warranties, covenants and disclosures of Trustor contained in the Note and this Deed of Trust, are incorporated by reference in this Deed of Trust and shall survive the execution and delivery of this Deed of Trust and shall remain continuing covenants, conditions, representations and warranties of Trustor so long as any portion of the obligations secured by this Deed of Trust remain outstanding and shall inure to the benefit of and be enforceable by any person who may acquire title pursuant to foreclosure proceedings or deed in lieu of foreclosure.

4.           Compliance with Laws.  Except as disclosed by Trustor to Beneficiary, since Trustor's taking of possession of the Property, the Property has complied with in all material respects and from the date of this Deed of Trust will continue to comply with in all material respects, all applicable zoning, health and environmental laws and regulations and all other material applicable laws, rules and regulations.  Trustor and the Property shall, at all times, comply in all materials respects with the Endangered Species Act (16 U.S.C. §§ 1531-1544), as the Endangered Species Act may impact or affect the construction, development and use of the Property.  If Trustor receives notice from any federal, state or other governmental body that it is not in compliance with any ordinance, code, law or regulation, Trustor will immediately use commercially reasonable efforts to attempt to cure any violation and will provide Beneficiary with a copy of such notice promptly.

5.           Taxes and Impositions.

5.1           Payment of Taxes.  All real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, non-governmental levies or assessments such as charges for water or sewer maintenance, association dues or charges or fees levied, or charges resulting from covenants, conditions and restrictions affecting the Property which are assessed or imposed upon the Property, or become due and payable, and which create or appear to create a lien upon all or any part of the Property, (all of which taxes, assessments and other governmental charges of like nature are later referred to as "Impositions"), shall be the obligation of Trustor. Trustor shall pay or cause to be paid all Impositions, when due, before delinquency, shall file all required forms with appropriate governmental authorities when due and shall deliver to Beneficiary evidence of payment of all Impositions within thirty (30) days of their due dates, all as required by and in accordance with the Note.

5.2   Proof of Payment of Taxes. Trustor shall upon the request of the Beneficiary deliver to Beneficiary copies of proof of payment of all ad valorem and real property taxes assessed against the Property.

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5.3           No Joint Assessment.  Trustor covenants and agrees not to initiate the joint assessment of the real and personal property, or any other procedure where the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied, or charged to the Property as a single lien, or by which the Property shall be assessed, levied or charged together with any other real property owned by Trustor.

5.4           Payment of Revenue Stamps.  If, at anytime, the United States of America, the State of Nevada, any other state, or any governmental subdivision having jurisdiction, shall require internal revenue stamps to be affixed to this Deed of Trust, or other tax paid on or in connection with the execution, delivery or recording of this Deed of Trust, Trustor will pay them with any interest or other charges imposed in connection with the execution, delivery or recording.

6.           Insurance.

6.1           Required Insurance.  Trustor will maintain insurance with respect to the Property, directly or through the services of an independent contractor, of such types and in such amounts as is customary in the case of similar properties and operations.  All policies of insurance required under the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Trustor which might otherwise result in forfeiture of such insurance and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Trustor.  The policies shall name Trustee as an additional insured.  All insurance required to be obtained and maintained by Trustor under this Deed of Trust shall be written and issued in a manner sufficient such that Trustor is not a co-insurer under any such policy.

6.2           Endorsement for Beneficiary. All policies of insurance shall have attached to them a lender's loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary.  Trustor shall on Beneficiary's request furnish to Beneficiary a certificate of all policies of required insurance.  If Beneficiary consents to Trustor's provision of any of the required insurance through blanket policies carried by Trustor and covering more than one location, Trustor shall deliver to Beneficiary a certificate of insurance for each such policy describing the coverage, the limits of liability, the carrier's or insurer's name, the policy number, and the expiration date. At least thirty (30) days before the expiration of each such policy, Trustor shall deliver to Beneficiary evidence satisfactory to Beneficiary of the payment of premium and the reissuance of the policy continuing the insurance in force as required by this Deed of Trust. Each policy shall contain a provision that the policy will not be cancelled or materially amended, which terms shall include any reduction in the scope or limits of coverage, without at least fifteen (15) days' prior written notice to Beneficiary. If Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required under this Section, Beneficiary

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may, but is not obligated to, procure such insurance or single-interest insurance for such risks covering Beneficiary's interest.

6.3           Payment of Premiums.  Trustor will reimburse Beneficiary for any premiums paid for insurance made by Beneficiary on Trustor's default in obtaining and maintaining insurance or in assigning and delivering policies of insurance, together with interest at the rate provided in the Note.

6.4           Use of Insurance Proceeds.  So long as Trustor is not in default of its obligations under the Note or this Deed of Trust, Trustor shall be entitled to retain and apply the proceeds of any insurance policy on the Property paid on any loss covered by such insurance policy, provided, however, that Trustor shall apply and pay the proceeds under any such insurance policy to the repair and restoration of the Property.  If Trustor is in default of its obligations under the Note or  this Deed of Trust:  (a) Beneficiary is authorized and empowered to adjust or compromise any loss under any insurance policy on the Property and to collect and receive the proceeds from any such policy; (b) each insurer under such a policy is authorized and directed to make payments in the event of loss to Beneficiary directly; (c) after deducting its expenses incurred in collection or handling, Beneficiary shall be entitled to retain and apply the proceeds of any such insurance to the payment of the secured indebtedness, whether or not then due, or, if the Beneficiary, in the sole discretion of Beneficiary, shall so elect, Beneficiary may hold any and all such proceeds for application to payment of the cost of restoration or release any proceeds to Trustor or whoever is represented to be the owner of the Property at that time; and (d) Beneficiary shall have no liability to Trustor for failure to collect such payments in a timely manner or otherwise.

6.5           Successor Rights to Insurance. In the event of a foreclosure of this Deed of Trust, the purchaser of the Property shall succeed to all the rights of Trustor, including any rights to the proceeds of insurance and to unearned premiums to the extent such proceeds and unearned premiums arise from events occurring or the passage of time after the sale on foreclosure of this Deed of Trust, in and to all policies of insurance assigned to Beneficiary.

6.6   No Beneficiary Liability for Insurance. Beneficiary shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance in respect of the Property, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor expressly acknowledges and agrees that Trustor has full responsibility and bears all liability for such obligations. Trustor waives any and all right to claim or recover against Beneficiary or Beneficiary's agents, employees, officers or representatives for loss of or damage to Trustor, the Property, Trustor's property or the property of others, whether or not under Trustor's control, from any cause insured against or required to be insured against under this Deed of Trust or any other Transaction Document.

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6.7           Delivery of Insurance Bills.  If an Event of Default occurs and on Beneficiary's request, Trustor shall deliver to Beneficiary copies of all bills, statements or other documents relating to insurance premiums and evidence of payment of the insurance premiums.

7.           Condemnation.  To the extent allowed under applicable law, Beneficiary shall be entitled after the occurrence and during the continuation of an Event of Default to all compensation awards, damages, claims, rights of action, settlement and proceeds of, or on account of, any damage or taking through condemnation or arising from a conveyance in lieu of condemnation, and is authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any condemnation and to settle or compromise any claim asserted in any such action or proceeding.  All such compensation, awards, damages, claims, rights of action and proceeds and other payments or relief, and the right to them, are included in the Property and Beneficiary, after deducting from such proceeds and payments all of its expenses, including attorneys' fees, may release any monies so received by it to Trustor or whoever is represented to be the owner of the Property at that time, without affecting the lien of this Deed of Trust, or may apply the same in such manner as Beneficiary shall determine, to the reduction of the accrued indebtedness.  Any balance of such monies then remaining shall be paid to Trustor or whoever is represented to be the owner of the Property at that time.  Trustor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action, settlements and proceeds as Beneficiary may require.

8.           Care of Property.

8.1           Maintenance of Property. Trustor shall preserve and maintain the Property in good condition and repair, ordinary wear and tear excepted.  Trustor shall not permit, commit or suffer any waste, impairment or deterioration of all or any part of the Property, and will not take any action which will increase the risk of fire or other hazard to all or any part of the Property. Notwithstanding the foregoing, Trustor’s exploration, extraction, mining and transportation of Minerals shall not constitute waste of the Property. Trustor shall supply to Beneficiary, promptly upon receipt by Trustor, any report, assessment or other evaluation pertaining to the physical condition of the Property in respect of applicable health and safety laws and regulations and Environmental Laws, including but not limited to the presence of any Hazardous Substance or the condition of any underground storage tank.

8.2   Prohibition and Destruction of Property. Except as otherwise provided in this Deed of Trust or in the Note, no part of the Property shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Notwithstanding the foregoing, Trustor’s exploration, extraction, mining and transportation of Minerals shall not violate this Section.

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8.3           Inspection of Property.  At any reasonable time or times and upon three (3) days’ prior notice to Trustor, Beneficiary and any authorized agent, employee, independent contractor or representative of Beneficiary may visit and inspect the Property during normal business hours and as often as Beneficiary reasonably desires. Any visits and inspections shall be at Beneficiary’s exclusive cost, expense and risk. Beneficiary hereby waives, releases and agrees to defend and indemnify Trustor against all claims for injury to, or death of, persons or for damage to property arising in any way from the rights of inspection and access afforded to Beneficiary hereunder or the activities of Beneficiary or its agents, except to the extent caused by the gross negligence or willful misconduct of Trustor.

8.4           Notice of Damage to Property.  If any part of the Property is lost, damaged or destroyed by fire, condemnation or any other cause, Trustor will give immediate written notice to Beneficiary and, provided that an Event of Default has not occurred, Trustor shall have the option to either:  (a) promptly restore the Property to the equivalent of its original condition; or (b) use the proceeds of any insurance policy or condemnation award to pay the unpaid principal balance due under the Note.  If part of the Property shall be lost, physically damaged or destroyed through condemnation, Trustor will promptly restore, repair or alter the remaining property to its original condition or to the condition otherwise approved by Beneficiary.

8.5           Repair of Property. No work of repair or improvement on or to the Property shall be undertaken until Trustor's plans and specifications have been approved by all governmental and regulatory agencies having jurisdiction of the Property and such agencies shall have issued governmental approvals, licenses, permits, special use permits and zoning changes or variances as required by applicable laws, regulations and ordinances.

9.    Transfer; Further Encumbrance of Property. Except as otherwise permitted by this Deed of Trust, the Note or by Beneficiary, Trustor shall not, directly or indirectly, alienate or further encumber any interest in all or any part of the Property, assign, contract to sell, convey, sell or transfer, either voluntarily or involuntarily, all or any part of the Property or any interest in it, nor shall a voluntary grant of an option, pledge, sale or other transfer or any change in the ownership or control of Trustor be effected. Any such sale, conveyance, alienation, transfer, pledge, option, or encumbrance made without Beneficiary's prior written consent shall be void, and shall give Beneficiary the right and option to declare all sums secured by this Deed of Trust immediately due and payable. The right and option of Beneficiary under this subsection to declare a default for any of the above-mentioned acts or events may be exercised at any time after the occurrence of any such act or event and Beneficiary's acceptance of one or more payments payable by Trustor or performance of any of Trustor's obligations shall not constitute a waiver of Beneficiary's right and option. Beneficiary's consent to any alienation, assignment, conveyance, disposition, encumbrance or other lien, sale or transfer or failure to exercise such right and option concerning any of the foregoing shall not be construed as a waiver of Beneficiary's right and option with regard to any subsequent transactions. Trustor shall not, without the prior written consent of

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Beneficiary, further assign the rents from the Property to anyone other than the Beneficiary, and any such assignment without prior express written consent of Beneficiary shall be null and void.  Trustor agrees that if the ownership of all or any part of the Property becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust and other secured sums without in any way vitiating or discharging Trustor's liability under this Deed of Trust or under the Note for any other indebtedness.  No sale of the Property and no forbearance to any person with respect to the Deed of Trust and no extension to any person of the time for payment of the amounts owed under the Note or other secured sums given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of Trustor either in whole or in part.  If Trustor leases the Property, Trustor shall cause the terms and conditions of any lease to expressly provide that the lease, and the lessee's rights under the lease, shall be subordinate and subject to the Beneficiary's rights under this Deed of Trust and the lessee’s interest and rights under any such leasehold interest shall be subordinate and subject to this Deed of Trust.

10.           Security Agreement and Financing Statements.

10.1          Grant of Security Interest.  Trustor (as Debtor) grants to Beneficiary (as secured party) a security interest in all data, fixtures, plans, or reports, engineer's drawings, plans or reports, surveys and other general intangibles of every nature constituting part of the Property.

10.2          Financing Statements.  Promptly following Beneficiary’s request, Trustor shall execute any and all such documents, including without limitation, financing statements pursuant to the Uniform Commercial Code of the State of Nevada, (NRS 104.9101 et seq.), as Beneficiary may reasonably request, to preserve and maintain the priority of the lien created by this Deed of Trust on the fixtures and improvements constituting part of the Property described in the Exhibits attached to and by this reference incorporated in this Agreement. Trustor authorizes and empowers Beneficiary to execute and file, on Trustor's behalf, all financing statements and refilings and continuations as Beneficiary deems necessary or advisable to create, preserve and protect the lien. This Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code NRS 104.9102.1(uuu) and the remedies for any violation of the covenants, terms and conditions of the parties' agreements shall be cumulative and (i) as prescribed in this Deed of Trust, or (ii) by general law, or (iii) as to such part of the security which is also reflected in the financing statement by the specific statutory consequences now or later enacted and specified in the Uniform Commercial Code, all at Beneficiary's sole election.

10.3   Character of Property. Trustor and Beneficiary agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as derogating from or impairing the express declaration and intention of the parties, that the personal property described in the Exhibits to this Deed of Trust is, and at all

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times and for all purposes and in all proceedings, both legal or equitable, shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital or in any list filed with Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.  Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) an award in eminent domain proceedings for a taking or for loss of value, or (3) Trustor's interest as lessor in any present of future lease or rights to income growing out of the use and occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as altering any of the rights of Beneficiary as determined by this instrument or impugning the priority of Beneficiary's lien or by any other recorded document, but such mention in the financing statement is declared to be solely for the protection of Beneficiary in the event any court or judge shall hold, with respect to the matters stated in the foregoing clauses (1), (2) and (3) that notice of Beneficiary's priority of interest, to be effective against a particular class of persons, including but not limited to the federal government and any subdivision or entity of the federal government, must be filed in the Uniform Commercial Code records.

10.4          Fixtures.  If the security agreement described above covers goods which are or are to become fixtures, then this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its recording, in accordance with the Uniform Commercial Code.  In that connection, the addresses of the Trustor as debtor and Beneficiary as secured party are as stated above, and the address of Beneficiary is also the address from which information concerning the security interest may be obtained by an interested party.

11.   Assignment of Rents. The assignment contained under Section 1.5 shall be fully operative without any further action on the part of either party and specifically at any time before or after foreclosure Beneficiary shall be entitled, upon the occurrence of an Event of Default, to all business, rents, income and other benefits from the Property described in Sections 1.1, 1.2, 1.3 and 1.4 whether or not Beneficiary takes possession of such property. Trustor further grants to Beneficiary the right (i) to enter upon and take possession of the Property for the purpose of collecting the rents, income and other benefits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment of rents to Beneficiary, (iii) to let all or any part of the Property, and (iv) to apply rent, income, maintenance fees, and other benefits, after payment of all necessary charges and expenses, on account of the indebtedness and other secured sums. Such assignment and grant shall continue in effect until the indebtedness and other secured sums are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Trustor to the entry upon and taking possession of the Property by Beneficiary pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this Section by Beneficiary nor the application of any such rents, income or other benefits to the

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indebtedness and other secured sums, shall cure or waive any default or notice of default or invalidate any act done pursuant to this Deed of Trust or to any such notice, but shall be cumulative of all other rights and remedies.

It is understood and agreed that neither the foregoing assignment of rents and profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies shall be deemed to constitute Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion of the Property, unless and until Beneficiary, in person or by agent, assumes actual possession.  The appointment of a receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of all or any part of the Property by such receiver, shall not be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion of the Property.

Trustor shall apply the rents and profits to the payment of all necessary and reasonable operating costs and expenses of the Property, debt service on the secured indebtedness, and a reasonable reserve for futures expenses, repairs and replacements for the Property, before using the rents and profits for Trustor's personal use or any other purpose not for the direct benefit of the Property.

12.   After Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Deed of Trust will automatically attach, without further act, to all after acquired fixtures and improvements which are part of the Property.

13.   Mechanic's and Other Liens. Trustor shall not permit or suffer any mechanic's, laborer's, or materialman's statutory or other lien (other than any lien for taxes not yet due) to be created upon the Property; provided, however, that unless the nonpayment of any such mechanic's or other lien may create a forfeiture of any part of the Property, Trustor may, in good faith, by appropriate proceedings, contest the validity, applicability or amount of any assessed lien, and pending such contest, the Trustor shall provide security in form and amount deemed satisfactory by Beneficiary in its reasonable discretion to be adequate to cover the payment of such lien with interest, penalties and costs.

14.   Beneficiary's Performance of Defaults. If Trustor defaults in the payment of any assessment or tax, encumbrance or other Imposition, in its obligation to furnish insurance under this Deed of Trust, or in the performance or observation of any other covenant, condition or term of this Deed of Trust, the Note or any other Transaction Document, to preserve its interest in the Property, Beneficiary may perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and all costs and expenses incurred or paid by Beneficiary in that connection shall become due and payable immediately. The amounts so incurred or paid by Beneficiary, together with

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interest at the same rate as the Default Rate from the date incurred until paid by Trustor, shall be secured by the lien of this Deed of Trust.  Beneficiary is empowered to enter and to authorize others to enter upon the Property for the purpose of performing or observing any such defaulted covenant, condition or term.

15.           Estoppel Affidavits.  Trustor, within thirty (30) days after written request from the Beneficiary, shall furnish a written statement, duly acknowledged, stating the unpaid principal and any interest on the amount owed under the Note or under the other Transaction Documents and any other unpaid secured sums, and whether or not any offsets or defenses exist against such principal and interest or other sums covering such other matters with respect to any such indebtedness as Beneficiary may require.

16.           Default.  The term "Event of Default", wherever used in this Deed of Trust, shall have the meaning stated in the Note. In addition, “Event of Default” shall mean any one or more of the following events:

16.1           Breach of Covenant.  Failure by Trustor to duly keep, perform and observe any other covenant, condition or agreement in the Note or this Deed of Trust provided Trustor fails to cure any such failure within the time allowed to cure such failure after Trustor's receipt of notice of such failure in accordance with the terms and conditions of the Note or this Deed of Trust, as applicable.

16.2   Abandonment or Taking of Property. If Trustor abandons the Property (except as otherwise permitted by this Deed of Trust or the Note) or otherwise fails to take all commercially reasonable actions to protect its right, title and interest in the Property or all or any material part of the Property is damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority or any other authority by the laws of the State of Nevada or the United States of America to so damage or take, and any transfer by private sale in lieu of such taking), either temporarily for a period in excess of thirty (30) days or permanently, provided that such damage or taking materially impairs Beneficiary's security under this Deed of Trust and the proceeds, if any, from such damage or condemnation, which Trustor shall apply to the repair or restoration of the Property, are inadequate to repair or restore the Property such that Beneficiary's security is not materially impaired.

17.    Remedies; Acceleration of Maturity; Beneficiary's Power of Enforcement.

17.1   Acceleration of Indebtedness. If an Event of Default occurs, and subject to any obligations of Trustee and the Beneficiary to deliver notice of an Event of Default in accordance with applicable laws and the terms of the Note and this Deed of Trust, Beneficiary may declare the outstanding principal amount owed under the Note and the accrued interest thereon, and all other secured sums, to be due and payable immediately, and

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upon such declaration such principal, interest, premiums and other sums shall immediately become due and payable without demand or notice.

17.2           Right of Foreclosure.  Beneficiary shall have the following powers concerning enforcement of this Deed of Trust:

  17.2.1           Time is of the essence of this Deed of Trust.  Upon the occurrence of an Event of Default by Trustor all secured sums shall immediately become due.  In the Event of Default by Trustor, Beneficiary may, at its option and in its sole and absolute discretion, deliver to the Trustee written declaration of default and demand for sale and of written notice of breach and election to sell to cause the Property to be sold to satisfy Trustor's obligations, which Notice the Trustee shall cause to be filed for record.  Beneficiary also may deposit with the Trustee the Note and all documents evidencing the secured expenditures.

  17.2.2           After the lapse of such time as may then be required by law following the recordation of the notice of breach and election to sell, the notice of sale having been given as then required by law, the Trustee without demand on Trustor, shall sell the Property at the time and place fixed by it in the notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale. The Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of the Property until it shall be completed and, in every case, notice of postponement shall be given by public announcement at the time and place last appointed for the sale and from time to time the Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall execute and deliver to the purchaser its deed conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in the Trustee's deed of any matters or facts shall be conclusive proof of their truthfulness. Any person, including Beneficiary, may bid at the sale.

After deducting all costs, fees and expenses of the Trustee and of this Deed of Trust, including the cost of any evidence of title procured in connection with such sale, the Trustee shall apply the proceeds of sale to the payment of all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the Default Rate as defined in this Deed of Trust, all other secured sums, and the remainder, if any, to the persons legally entitled to the remainder.

17.2.3    If an Event of Default occurs, Beneficiary may, either with or without entry or taking possession or otherwise, and without regard to whether or not the indebtedness and other secured sums shall be due and without prejudice to the right of Beneficiary later to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding to enforce payment of the amount owed under the Note or the

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performance of its terms or any other right; to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and to sell, as an entirety or in separate lots or parcels, the Property pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction and Beneficiary shall be entitled to recover in any such proceeding all incidental costs and expenses, including reasonable attorneys' fees and costs (including, expressly, costs incurred for services of paralegals and for computer-assisted legal research) in such amount as shall be awarded by the court; and to pursue any other remedy available to it at law or in equity.

17.3           Uniform Commercial Code Remedies.  If an Event of Default occurs, Beneficiary may exercise any or all of the remedies and rights afforded to a secured party under the Nevada Uniform Commercial Code.

18.           Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.  The following provisions shall prescribe the Beneficiary's rights, in addition to those available at law and in equity, to take possession and operate the Property and apply income from the Property:

18.1           Possession of Property.  If an Event of Default occurs, (i) Trustor, on Beneficiary's demand, shall surrender to Beneficiary the actual possession and, to the extent permitted by law, Beneficiary itself, or such officers or agents as it may appoint, may enter, and take possession of all of the Property, and may exclude Trustor and its agents and employees wholly from and may have joint access with Trustor to the books, papers and accounts of Trustor; and (ii) Trustor will pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Property, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Trustor with Beneficiary's consent, and upon default in any such payment will vacate and surrender possession of such part of the Property to Beneficiary or to such receiver and, in default, Trustor may be evicted by summary proceedings or otherwise.

18.2   Beneficiary’s Action to Gain Possession. If Trustor for any reason fails to surrender or deliver the Property after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or the Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of the Property to Beneficiary or the Trustee. Trustor specifically consents to the entry of such judgment or decree and reasonable compensation to Beneficiary or the Trustee, their attorneys and agents, and all such costs, expenses and compensations shall, until paid, be secured by the lien of this Deed of Trust and bear interest at the Default Rate.

18.3   Beneficiary’s Property Rights. Upon every such entering upon or taking of possession, the Beneficiary or the Trustee may control, hold, operate, possess or use the

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Property, and, from time to time, conduct its business, and, from time to time, in its sole and absolute discretion:

18.3.1           Make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements to the Property and purchase or otherwise acquire additional fixtures, personal and other property.

18.3.2           Insure or keep the Property insured.

18.3.3           Manage and operate the Property and exercise all the rights and powers of Trustor in its name or otherwise with respect to the same.

18.3.4           Enter into agreements with others to exercise the powers granted the Beneficiary or the Trustee, all as Beneficiary or the Trustee from time to time may determine; and Beneficiary or the Trustee may collect and receive all the rents, income and other benefits, including those past due as well as those later accruing; and shall apply the monies so received by the Beneficiary or the Trustee in such priority as Beneficiary may determine to (a) the payment of rent or any other tenant charges; (b) the payment of interest and principal due and payable under the Note; (c) the deposits for taxes and assessments and insurance premiums due; (d) the cost of insurance, taxes, assessments and other proper charges upon the Property; (e) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or the Trustee; and (f) any other charges or costs required to be paid by Trustor under the terms of this Deed of Trust or any other Transaction Document.

18.4   Return of Property to Trustor. Beneficiary or Trustee shall surrender possession of the Property to Trustor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of this Deed of Trust, the Note or any other Transaction Document, shall have been paid and all defaults fully cured. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

19.   Purchase by Beneficiary. Upon any foreclosure sale, Beneficiary may bid for and purchase the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose such property in its own absolute right without further accountability.

20.   Application of Indebtedness. Upon any such foreclosure sale, Beneficiary may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges in paying the purchase price, apply any portion of or all of the indebtedness and other sums due to Beneficiary under the Note, this Deed of Trust or any other Transaction Document, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable.

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21.           Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Trustor agrees to the full extent permitted by law that in the Event of Default neither Trustor nor anyone claiming through or under it shall or will set up a claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or later in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the final and absolute putting into possession, immediately after such sale, of the purchaser, and Trustor, for itself and all who may at any time claim through or under it, waives, to the full extent that it may do lawfully, the benefit of all such laws, and any and all right to have the assets, comprising the Property marshaled upon any foreclosure of the lien and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

22.           Receiver.  If an Event of Default occurs, Beneficiary, to the extent permitted by law, may apply to or petition a court of competent jurisdiction for the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, income and other benefits and apply them as the court may direct.

23.           Suits to Protect the Property.  Beneficiary shall have the power and authority, but shall have no obligation, to institute and maintain any suits or proceedings as Beneficiary may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust or any other Transaction Document; (b) to preserve or protect its interest in the Property; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security or be otherwise prejudicial to Beneficiary's interest.

24.   Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding affecting Trustor or any guarantor, obligor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Note, this Deed of Trust or any other Transaction Document to which Trustor is a party, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

25.    Trustor to Pay Upon Default; Application of Monies by Beneficiary.

25.1   Collection of Indebtedness. If Trustor defaults in the payment of any amount due under the Note or this Deed of Trust or any other Transaction Document securing the Note, or otherwise executed in connection with the secured indebtedness, then upon Beneficiary's demand, Trustor will pay to Beneficiary the whole amount due and

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payable under the Transaction Documents and all other secured sums; and if Trustor fails to pay the same upon such demand, Beneficiary shall be entitled to sue for and to recover judgment against Trustor for the amount so due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Beneficiary's agents, attorneys (including, expressly, costs of services of paralegals and computer-assisted legal research) and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Deed of Trust,  and the right of Beneficiary to recover such judgment shall not be affected by any taking possession or foreclosure sale, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Deed of Trust, or the foreclosure of the lien.

25.2           Deficiency on Foreclosure.  In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the secured sums, Beneficiary shall be entitled to enforce payment from Trustor of any amounts then remaining due and unpaid and to recover judgment against Trustor for any portion remaining unpaid.

25.3           Nonwaiver of Lien.  Trustor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Beneficiary and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Deed of Trust upon the Property or any lien, rights, powers or remedies of Beneficiary under this Deed of Trust.

25.4   Application of Funds Collected. Any monies collected or received by Beneficiary shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary, and the balance remaining shall be applied to the payment of the amounts due and unpaid under the Note or this Deed of Trust.

26.   Delay or Omission No Waiver. No delay or omission of Trustee or Beneficiary or any holder of the obligations owed by Trustor to Beneficiary under the Note or any other Transaction Document to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence. Every right, power and remedy given to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

27.   No Waiver of One Default to Affect Another. No waiver of any Event of Default under this Deed of Trust shall extend to or affect any subsequent or any other Event of Default. If Beneficiary grants forbearance or any extension of time for the payment of any secured sums, takes other or additional security for the payments, waives or does not exercise any right granted in the Note, any other Transaction Document or this Deed of Trust, releases any part of the Property from the lien of this Deed of Trust or any other

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instrument securing the Note or any other Transaction Document, consents to the filing of any map, plat or replat of the land, consents to the granting of any easement on the land, or makes or consents to any agreement changing the terms of this Deed of Trust or subordinating the lien or any change of this Deed of Trust, no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Deed of Trust or any other Transaction Document, or any subsequent purchaser of the Property or any maker, obligor, co-signor, surety or guarantor.  No such act or omission shall preclude Beneficiary from exercising any right, power or privilege granted to Beneficiary or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien of this Deed of Trust be altered except to the extent of any release.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Beneficiary without notice to any person, firm or corporation, is authorized and empowered to deal with any vendee or transferee with reference to the Property or the secured indebtedness, or with reference to any of the terms or conditions of this Deed of Trust, as fully and to the same extent as it might deal with the original parties and without in any way releasing or discharging any of the Trustor's liabilities or undertakings.

28.           Discontinuance of Proceedings; Position of Parties Restored.  If Beneficiary proceeds to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceedings are discontinued or abandoned for any reason, or such proceedings result in a final determination adverse to Beneficiary, then and in every such case, Trustor and Beneficiary shall be restored to their former positions and rights, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had been taken.

29.           Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Trustee or Beneficiary by the Note, this Deed of Trust or any other instrument or document otherwise executed in connection with the secured indebtedness is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent to any other right, power and remedy now or later existing at law or in equity or given under this Deed of Trust or under the Note.

30.           Interest After Event of Default. If an Event of Default occurs, all sums outstanding and unpaid under the Note, this Deed of Trust and the other Transaction Documents shall bear interest at the Default Rate.

31.           Foreclosure; Expense of Litigation.  If foreclosure is made by the Trustee, reasonable attorneys' fees for services and costs incurred (including, expressly, costs of services of paralegals and computer-assisted legal research) in the supervision of said foreclosure proceeding shall be allowed by the Trustee as part of the foreclosure costs.  In the event of foreclosure of the lien, there shall be allowed and included as additional

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indebtedness all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for reasonable attorneys' fees (including, expressly, costs of services of paralegals and computer-assisted legal research), appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Trustee's sale guarantees and similar data and assurances with respect to title as Beneficiary may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had the true condition of the title to or the value of the Property. All such expenditures and expenses and such expenses and fees as may be incurred in the protection of said premises and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note or the Property, including probate and bankruptcy proceedings, or in the preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest at the Default Rate, and shall be secured by this Deed of Trust.

32.   Deficiency Judgments. If, after foreclosure of this Deed of Trust or Trustee's sale under this Deed of Trust, there shall remain any deficiency with respect to any of the Secured Obligations, and Beneficiary institutes any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the rate prescribed in the Note before and after the entry of any judgment.  In addition, Beneficiary and Trustee shall be entitled to recovery of their costs in connection with such proceedings, including their reasonable attorneys' fees (including, expressly, costs of services of paralegals).  This provision shall survive any foreclosure or sale of the Property or the extinguishment of the lien.

33.           Successors and Assigns. Except as otherwise prohibited by the terms of this Deed of Trust, whenever one of the parties is named in this Deed of Trust, the successors and assigns of such party shall be included and all covenants, agreements, terms, provisions and conditions contained in this Deed of Trust, by or on behalf of Trustor, Trustee or Beneficiary shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.  In the event Trustor is composed of more than one party, the obligations arising under this Deed of Trust, are the joint and several obligations of each such party.

34.           Addresses for Notices.  Wherever provision is made in this Deed of Trust for the giving, service, or delivery of any notice, statement, or other instrument, the same shall be deemed to have been duly given, served, and delivered:  (a) on the date personally delivered; (b) on the date of receipt by the addressee of any item transmitted by United States registered or certified mail (return receipt requested), postage prepaid; (c) on the date of receipt by the addressee of any item transmitted by facsimile, telegraph, telex or other electronically transmitted means, or (d) on the first (1st) business day following the date on which delivered to a commercially-responsible overnight courier which provides service

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 between the point of origin and the point of destination, addressed to the party which is to receive such notice at the address stated below or to such other address(es) as may be designated in writing by the other parties. The addresses of the parties for purposes of this Deed of Trust are:

Trustor:	Timberline Resources Corporation 101 E. Lakeside Coeur d'Alene, ID 83814 USA Telephone: 208.664.4859 Fax: 208.664.4860

Beneficiary:	Wolfpack Gold Corp. 5450 Riggins Court, Suite 5 Reno, Nevada 89502 USA Telephone: 775.284.1271 Fax: 775.284.1275

35.           Headings; Construction. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part of this Deed of Trust, and shall not limit or expand or otherwise affect any of the terms.  Wherever the context so requires, words used in the singular may be read in the plural, words used in the plural may be read in the singular, words importing the neuter shall include the masculine and feminine genders, words importing the feminine gender shall include the masculine and the neuter, and words importing the masculine gender shall include the feminine and the neuter.

36.           Severability.  In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Note or in this Deed of Trust shall in no way be prejudiced or disturbed.

37.           Modification.  Neither this Deed of Trust nor any of its terms may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  Any agreement later made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.  Whenever a power of attorney is conferred upon Beneficiary, it is understood and agreed that such power is conferred with full power of substitution and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate all or any part of such power to one or more sub-agents.

38.   Governing Law; Jurisdiction; Venue.  This Deed of Trust is made by Trustor and accepted by Beneficiary to be governed by and under the laws of the State of Nevada and

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shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Nevada. Subject only to the exception in this section, Trustor agrees to the exclusive jurisdiction of the District Court of the State of Nevada in which the Property is situated, and waives any objection based on venue or forum non conveniens with respect to any action instituted and agrees that any dispute concerning the relationship among Trustor, Trustee and Beneficiary or the conduct of any party in connection with this Deed of Trust shall be heard only in the courts described in this section. Despite the foregoing, Beneficiary shall have the right to bring any action or proceeding against Trustor or its property in the courts of any other jurisdiction Beneficiary deems necessary or appropriate in order to enforce the security interest and lien granted to Beneficiary or to realize on the Property or other security for Trustor's obligations. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding against another party or its property in the courts of other jurisdictions to enforce any award or judgment entered by the courts described in this Section.

39.           Required Notices.  Trustor shall notify Beneficiary promptly of the occurrence of any of the following:  (a) receipt of notice from any governmental authority relating to and having a material effect on the Property; (b) any material change in the occupancy of the Property; (c) receipt of any notice from the holder of any other lien or security interest in the Property (which receipt of notice shall not be deemed to be approval or consent to any lien or security interest created in violation of the terms of this Deed of Trust, the Note or any other Transaction Document); or (d) commencement of any judicial or administrative proceedings by or against or otherwise affecting Trustor, the Property or any entity controlled by or under common control with Trustor or any other action by any creditor as a result of any default under the terms of any loan which has or may have a material adverse effect on Trustor or Trustor's ownership interest in or operations on the Property.

40.           Substitution of Trustee. Beneficiary, or any successor in ownership of any secured indebtedness may from time to time, by instrument in writing, substitute a successor to any Trustee named or acting trustee, which instrument, executed by Beneficiary and duly acknowledged and recorded in the office of the county recorder in which the Property is situated shall be conclusive proof of proper substitution of such successor trustee or trustees, who shall succeed to all title, estate, rights, powers and duties of the Trustee.  The instrument must contain the name of the original Trustor, Trustee and Beneficiary, the book and page where this Deed of Trust is recorded and the name and address of the new trustee.

41.           Management. Trustor covenants that at all times before the payment in full of the indebtedness evidenced by the Note and the other Transaction Documents and other secured sums, the Property shall be managed by Trustor.

42.           Default Rate.  The Default Rate shall be the rate of interest to apply following an Event of Default as defined in the Note.

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43.   Reconveyance. Upon written request of Beneficiary stating that all secured sums have been paid, and upon surrender of this Deed of Trust and Note to the Trustee for cancellation and retention and upon payment of its fees, the Trustee shall reconvey, without warranty, the Property then held by Trustee. The recitals in such reconveyance of any matters or facts shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five years after issuance of such full reconveyance, the Trustee may destroy this Deed of Trust (unless directed in such request to retain them).

44.           Attorneys' Fees.  Without limiting any other provision contained in this Deed of Trust, Trustor agrees to pay all costs of Beneficiary or Trustee incurred after the execution of this Deed of Trust in connection with the enforcement of this Deed of Trust, including, without limitation, all attorneys' fees (including, expressly, costs of services of paralegals and computer-assisted legal research) whether or not suit is commenced, and including specifically fees incurred in connection with any appellate, bankruptcy, deficiency, or any other litigation proceedings, all of which sums shall be secured by this Deed of Trust.  If a suit is commenced by the parties concerning enforcement of or the parties' rights and obligations under this Deed of Trust, the prevailing party in such suit shall be entitled to recover fees and costs as described in this Section.

45.           Accord and Satisfaction. No payment by Trustor or receipt by Beneficiary of a lesser amount than any payments then due shall be deemed to be other than on account of the earliest payment falling due, nor shall any endorsement or statement on any check or draft, or any memorandum or letter accompanying any check, draft or payment be deemed to be an accord and satisfaction. Beneficiary may accept any such check, draft, or payment without prejudice to Beneficiary's right to recover any balance due or pursue any other of Beneficiary's remedies.

46.           Trust Irrevocable. It is expressly agreed that the trusts created in this Deed of Trust by Trustor are irrevocable.

47.           Waiver of Jury Trial.  Trustor waives any right to trial by jury of action, cause of action, claim or demand (1) arising under this Deed of Trust, the Note or any other Transaction Document or (2) in any way connected with or related or incidental to the dealings of the parties or either of them with respect to this Deed of Trust, the Note, or any other Transaction Document, in each case whether now existing or later arising, and whether sounding in contract or tort or otherwise.  Trustor agrees and consents that any such action, cause of action, claim or demand shall in Beneficiary's sole discretion be decided by court trial without a jury, and that Beneficiary may file an original counterpart or copy of this Deed of Trust with any court as written evidence of the consent of Trustor to the waiver of its right to trial by jury.

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48.   Conflict With the Note. In the event of any conflict between the terms of this Deed of Trust and the Note, the terms of the Note, as applicable, shall control, except in respect of the terms of this Deed of Trust governing Beneficiary’s enforcement of Trustor’s obligations under this Deed of Trust in accordance with Nevada law by foreclosure or otherwise.

Trustor has executed this Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing to Secure Promissory Note effective as of the day and year first above written.

Timberline Resources Corporation

By /s/ Paul Dircksen
Paul Dircksen, President

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Deed of Trust, Security Agreement,
Assignment of Leases and Rents and
Fixture Filing to Secure Promissory Note
Exhibit A

See attachment.

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Exhibit A
Leased Claims

All those certain subleased 76 unpatented and 64 patented lode mining claims and leased 156 unpatented claims situate in Sections 12, 13, 23-26, 35 and 36, Township 30 North, Range 28 East; and Sections 18, 19, 30 and 31 of Township 40 North, Range 29 East, MDB&M, Pershing County, State of Nevada, further described as follows:

1. **Slash, Inc. Unpatented Claims.** Subject to the Mining Lease (Long Form) dated December 31, 1975, between Slash, Inc., a Nevada corporation, and John M. Robinson,

NMC #	Claim Name	Book	Page
72929	REX	ML4	483
72930	REX NO. 1	ML4	484
72931	REX NO. 3	ML4	485
72932	REX NO. 4	ML4	486
72933	REX NO. 5	ML4	486
72934	REX NO. 6	ML4	487
72935	RUSTY PICK	ML4	478
72936	RUSTY PICK NO. 1	ML4	479
72937	RUSTY PICK NO. 2	ML4	480
72938	RUSTY PICK NO. 3	ML4	480
72939	RUSTY PICK NO. 4	ML4	481
72940	RUSTY PICK NO. 5	ML4	482
72941	RUSTY PICK NO. 6	ML4	482
72942	BUM	ML2	341
72943	GOLD CUP	ML2	235
72944	GOLD CUP #1	ML2	235
72945	GOLD CUP #2	ML2	236
72946	GOLD CUP #3	ML2	237
72947	RIPSNORTER	ML2	340
72948	LINK NO. 5	ML2	341
72949	TUNNEL NO. 2	ML2	312
72950	TUNNEL NO. 3	ML2	313
72951	TUNNEL NO. 5	ML2	313
72952	TUNNEL NO. 7	ML2	361
72953	TUNNEL NO. 9	ML3	350
72954	TUNNEL NO. 11	ML3	351

3

NMC #	Claim Name	Book	Page
72994	SURVEY NO. 2	ML3	245
72995	SURVEY NO. 3	ML3	246
72996	SURVEY NO. 4	ML3	247
72997	SURVEY NO. 5	ML3	247
72998	SURVEY NO. 6	ML3	248
72999	SURVEY NO. 7	ML3	248
73000	SURVEY NO. 8	ML4	478
73001	YELLOW LEG NO. 1	I	595 (H)
73002	YELLOW LEG NO. 2	I	596 (H)
73003	MOUNTAIN WELL	ML3	354
73004	CARLO FRACTION	ML4	594

2. **Slash, Inc. Patented Claims** Subject to the Mining Lease (Long Form) dated December 31, 1975, between Slash, Inc., a Nevada corporation, and John M. Robinson.

Survey No. 3069; Patent No. 32957
Lookout No. 1
Lookout No. 2
Lookout No. 4

Survey No. 3215; Patent No. 46619
Rough Lock Fraction

Survey No. 3379; Patent No. 119765
Outlook No. 3
Lookout Fraction
Porphry Dike Fraction

Survey No. 3441; Patent No. 221095
Destroyer No. 1
Fairview
Fairview No. 1
Fairview No. 2
Fairview No. 3
Fairview Fraction
Wedge Fraction
Tonopah
End Line Fraction
Oversight

5

Survey No. 3452; Patent No. 221904
Idwal
Cymo
L. Lewellyn
Idris
Tomy
Ivor
Arrow

Survey No. 3503; Patent No. 213551
Grafter Fraction

Survey No. 3552; Patent No. 512653
Syndicate
Syndicate Fraction
Eclipse
Eclips Fraction
Eclips Fraction No. 1

Survey No. 3552; Patent No. 870845
Eclips No. 3

Survey No. 3565; Patent No. 153764
Nancy No. 2

Survey No. 3566; Patent No. 144753
Thanksgiving
Thanksgiving Fraction
White Cap
White Cap Fraction

Survey No. 3569; Patent No. 261839
Fine Gold John Cleghorn

Survey No. 3570; Patent No. 266590
Yellow Dog No. 1
Yellow Dog No. 2
Badger No. 1 John Cleghorn
Badger No. 2 John Cleghorn
Jack Rabbit Fraction

Survey No. 3677; Patent No. 154557
High Up
High Up No. 1

6

Deed of Trust, Security Agreement,
Assignment of Leases and Rents and
Fixture Filing to Secure Promissory Note
Exhibit B

1.
The one percent (1%) net smelter returns royalty from the production of minerals from the portion of the Project claims covered by Mining Lease (Long Form) dated December 31, 1975 between Slash Inc. and John M. Robinson (the “Lease”) assigned to Timberline by CIT Microprobe Holdings, LLC, a Nevada limited liability company (“CIT”), and two percent (2%) net smelter returns royalty from production of minerals from the Project claims previously owned by CIT and sold to Timberline, in each case pursuant to Section 2.2 of the “Purchase Agreement – Seven Troughs Property” dated June 20, 2012 by and between CIT and Timberline.

2.	A one percent (1%) net smelter returns royalty from the production of minerals from the portion of the Project claims covered by the Lease pursuant to the terms of the Lease.

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